Exhibit 10.33

FORM OF 2013 SALE PARTICIPATION AGREEMENT

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To:	The Person whose name is

set forth on the signature page hereof

Dear Sir or Madam:

You have entered into an employee stockholder’s agreement, dated as of the date hereof, between Samson Resources Corporation, a Delaware corporation (the “Company”) and you (the “Stockholder’s Agreement”) relating to your acquisition and holding of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”, which term include, without limitation, such shares issuable upon exercise of options (“Options”) to purchase Common Stock that the Company has granted to you). Samson Aggregator L.P., a Delaware limited partnership (the “Sponsor Investor”), hereby agrees with you as follows pursuant to the terms of this Sale Participation Agreement (this “Agreement”), effective as of the date hereof:

1. (a) In the event that at any time on or after the date hereof the Sponsor Investor or any of its Affiliates proposes to sell directly for cash or any other consideration any shares of Common Stock owned by such Person, in any transaction other than (i) a Public Offering or (ii) a sale, directly or indirectly, to an Affiliate of such Person or an Affiliate of a Sponsor, then, unless such Person or any of its Affiliates is entitled to and does exercise the drag-along rights pursuant to Section 7 below and the Drag Transaction is consummated, the Sponsor Investor will notify you or your Stockholder’s Estate or Stockholder’s Trust (collectively with you, the “Stockholder Entities”), as the case may be, in writing (a “Notice”) of such proposed sale (a “Proposed Sale”) specifying the principal terms and conditions of the Proposed Sale (the “Material Terms”) including (A) the number of shares of Common Stock to be included in the Proposed Sale, (B) the percentage of the outstanding Common Stock at the time the Notice is given that is represented by the number of shares to be included in the Proposed Sale, (C) the price per share of Common Stock subject to the Proposed Sale, including a description of any pricing formulae and of any non-cash consideration sufficiently detailed to permit valuation thereof, and (D) the Tag Along Sale Percentage (as defined below).

(b) If, within 10 business days after the delivery of Notice under Section 1(a), the Sponsor Investor receives from a Stockholder Entity a written request (a “Request”) to include Common Stock held by the Stockholder Entity in the Proposed Sale (which Request shall be irrevocable except (a) as set forth in clauses (c) and (d) of this Section 1 below or (b) if otherwise mutually agreed to in writing by the Stockholder Entity and the Sponsor Investor), the Common Stock held by the Stockholder Entities, including shares of Common Stock which the Stockholder Entities are then entitled to acquire under any unexercised portion of Options, to the extent such Option is then exercisable or would become exercisable as a result of the consummation of the Proposed Sale (not in any event to exceed the Tag Along Sale Percentage multiplied by the sum of the total number of shares of Common Stock held by the Stockholder Entities plus all shares of Common Stock which the Stockholder Entities are then entitled to acquire under any unexercised portion of Options, to the extent such Option is then exercisable or would become exercisable as a result of the consummation of the Proposed Sale in the aggregate) will be so included as provided herein. Promptly after the execution of the sale agreement entered into in connection with the Proposed Sale (the “Sale Agreement”), the Sponsor Investor will furnish each Stockholder Entity with a copy of such Sale Agreement, if any. For purposes of this Agreement, the “Tag Along Sale Percentage” shall mean the fraction, expressed as a percentage, determined by dividing the number of shares of Common Stock to be purchased from the Sponsor Investor and/or any of its Affiliates by the total number of shares of Common Stock owned directly or indirectly by the Sponsor Investor, its Affiliates and its permitted transferees.

(c) Notwithstanding anything to the contrary contained in this Agreement, if any of the economic terms of the Proposed Sale change, including without limitation if the per share price will be less than the per share price disclosed in the Notice, or any of the other principal terms or conditions will be materially less favorable to the selling Stockholder Entities than those described in the Notice, the Sponsor Investor will provide written notice thereof to each Stockholder Entity who has made a Request and each such Stockholder Entity will then be given an opportunity to withdraw the offer contained in such holder’s Request (by providing prompt (and in any event within five (5) business days; provided that, notwithstanding the foregoing, if the proposed closing with respect to the Proposed Sale is to occur within five (5) business days or less, no later than three (3) business days prior to such closing) written notice of such withdrawal to the Sponsor Investor), whereupon such withdrawing Stockholder Entity will be released from all obligations thereunder.

(d) If the Proposed Sale is not completed by the end of the 120th day following the date of the effectiveness of the Notice, each selling Stockholder Entity may elect to be released from all obligations under the applicable Request by notifying the Sponsor Investor in writing of its desire to so withdraw. Upon receipt of that withdrawal notice, the Notice of the relevant Stockholder Entity shall be null and void, and it will then be necessary for a separate Notice to be furnished, and the terms and provisions of clauses (a) and (b) of this Section 1 separately complied with, in order to consummate such Proposed Sale pursuant to this Section 1, unless the failure to complete such Proposed Sale resulted from any failure by any selling Stockholder Entity to comply with the terms of this Section 1. The Sponsor Investor or its Affiliate, as applicable, shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any Proposed Sale and the terms and conditions thereof. Neither the Sponsor Investor nor its Affiliate shall have any liability to any Stockholder Entity arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any Proposed Sale except to the extent such Person shall have failed to comply with the provisions of hereof.

2. (a) The number of shares of Common Stock that the Stockholder Entities will be permitted to include in a Proposed Sale pursuant to a Request will be the lesser of (A) the number of shares of Common Stock that such Stockholder Entities have offered to sell in the Proposed Sale as set forth in the Request and (B) the number of shares of Common Stock determined by multiplying (i) the number of shares of Common Stock to be included in the Proposed Sale by (ii) a fraction the numerator of which is the number of shares of Common Stock owned by the Stockholder Entities plus all shares of Common Stock which the Stockholder Entities are then entitled to acquire under any unexercised portion of Options, to the extent such Option is then exercisable or would become exercisable as a result of the consummation of the Proposed Sale and the denominator of which is the total number of shares of Common Stock owned by the Stockholder Entities and all other Persons participating in such sale as tag-along sellers pursuant to Other Stockholder’s Agreements or other agreements (all such participants, the “Tag Along Sellers”) plus all shares of Common Stock which the Stockholder Entities and such other Persons are then entitled to acquire under any unexercised portion of Options, to the extent such Options are then exercisable or would become exercisable as a result of the consummation of the Proposed Sale, plus all shares of Common Stock owned by the Sponsor Investor, the Sponsors and their respective Affiliates. For purposes of the foregoing, the Stockholder Entities shall be eligible to conditionally exercise his or her exercisable Options through, at his or her election, withholding an aggregate number of shares of Common Stock subject to such exercisable Options having a fair market value equal to the aggregate exercise price and minimum withholding for taxes due in respect of such exercise, with the completion of such exercise being subject to the completion of the Proposed Sale.

(b) If one or more Tag Along Sellers elect not to include the maximum number of shares of Common Stock which such holders would have been permitted to include in a Proposed Sale pursuant to Section 2(a) (such non-included shares, the “Eligible Shares”), then each of the Sponsor Investor, the Sponsors or their respective Affiliates, or the remaining Tag Along Sellers, or any of them, will have the right to sell in the Proposed Sale a number of additional shares of their Common Stock equal to their pro rata portion of the number of Eligible Shares, based on the relative number of shares of Common Stock then held by each such holder plus all shares of Common Stock which such holder is then entitled to acquire under any unexercised portion of the Option, to the extent such Option is then exercisable or would become exercisable as a result of the consummation of the Proposed Sale; provided that, such additional shares of Common Stock which any such holder or holders propose to sell shall not be included in any calculation made pursuant to Section 2(a) for the purpose of determining the number of shares of Common Stock which the Stockholder Entities will be permitted to include in a Proposed Sale. The Sponsor Investor or its Affiliate will have the right to sell in the Proposed Sale additional shares of Common Stock owned by it equal to the number, if any, of remaining Eligible Shares which will not be included in the Proposed Sale pursuant to the foregoing.

3. Except as may otherwise be provided herein, shares of Common Stock subject to a Request will be included in a Proposed Sale pursuant hereto and in any agreements with purchasers relating thereto on the same terms and subject to the same conditions applicable to the shares of Common Stock which the Sponsor Investor and/or its Affiliate proposes to sell in the Proposed Sale. Such terms and conditions shall include, without limitation: the sale price; the payment of fees, commissions and expenses; the provision of, and customary representations and warranties as to, information reasonably requested by the Sponsor Investor covering matters regarding the Stockholder Entities’ ownership of shares; and the provision of requisite indemnification; provided that any indemnification provided by the Stockholder Entities shall be pro rata in proportion with the number of shares of Common Stock to be sold; provided, further, that no Stockholder Entity shall be required to indemnify any Person for an amount, in the aggregate, in excess of the gross proceeds received in such Proposed Sale. Notwithstanding anything to the contrary in the foregoing, if the consideration payable for shares of Common Stock is securities and the acquisition of such securities by a Stockholder Entity would reasonably be expected to be prohibited under U.S., foreign or state securities laws, such Stockholder Entity shall be entitled to receive an amount in cash equal to the value of any such securities such Person would otherwise be entitled to receive.

4. Upon delivering a Request, the Stockholder Entities will, if requested by the Sponsor Investor, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to the Sponsor Investor with respect to the shares of Common Stock which are to be sold by the Stockholder Entities pursuant hereto (a “Custody Agreement and Power of Attorney”). The Custody Agreement and Power of Attorney will contain customary provisions and will provide, among other things, that the Stockholder Entities will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates (if such shares are certificated) representing such shares of Common Stock (duly endorsed in blank by the registered owner or owners thereof) and irrevocably appoint said custodian and attorney-in-fact as the Stockholder Entities’ agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Stockholder Entities’ behalf with respect to the matters specified therein.

5. The Stockholder Entities’ right pursuant hereto to participate in a Proposed Sale shall be contingent on the Stockholder Entities’ material compliance with each of the provisions hereof and the Stockholder Entities’ willingness to execute such documents in connection therewith as may be reasonably requested by the Sponsor Investor with such terms as are consistent with this Agreement.

6. If the consideration to be paid in exchange for shares of Common Stock in a Proposed Sale pursuant to Section 1 includes any securities, and the receipt thereof by a Shareholder Entity would require under applicable law (a) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities or (b) the provision to any selling Shareholder Entity of any information regarding the Company, its subsidiaries, such securities or the issuer thereof that would not be required to be delivered in an offering solely to a limited number of “accredited investors” under Regulation D promulgated under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder, such Shareholder Entity shall not, subject to the following sentence, have the right to sell shares of Common Stock in such proposed sale. In such event, the Sponsor Investor (or its Affiliate) shall have the right to cause to be paid to such selling Shareholder Entity in lieu thereof, against surrender of the shares of Common Stock which would have otherwise been sold by such selling Shareholder Entity to the prospective buyer in the Proposed Sale, an amount in cash equal to the Fair Market Value of such shares of Common Stock as of the date such securities would have been issued in exchange for such shares of Common Stock.

7. (a) If the Sponsor Investor (along with its permitted transferees that directly own shares of Common Stock) proposes to transfer, directly or indirectly, all of the shares of Common Stock owned by the Sponsor Investor and its permitted transferees, which would result in all of the shares of Common Stock owned by the Sponsor Investor, the Sponsors and their respective Affiliates being transferred, taking into account all interests being dragged hereunder and under any other agreement containing similar rights (the Person or Persons to whom such shares would be transferred, the “Drag-Along Purchaser”), then if requested by the Sponsor Investor, the Stockholder Entities shall be required to sell all of the shares of Common Stock held by the Stockholder Entities (including shares of Common Stock underlying exercisable Options) (such transaction, a “Drag Transaction”).

(b) Shares of Common Stock held by the Stockholder Entities included in a Drag Transaction will be included in any agreements with the Drag-Along Purchaser relating thereto on the same terms and subject to the same conditions applicable to the shares of Common Stock which the Sponsor Investor, the Sponsors or any of their Affiliates propose to sell in the Drag Transaction. Such terms and conditions shall include, without limitation: the pro rata reduction of the number of shares of Common Stock to be sold and included in the Drag Transaction if required by the Drag-Along Purchaser; the sale price; the payment of fees, commissions and expenses; the provision of, and representation and warranty as to, information reasonably requested by the Sponsor Investor covering matters regarding the Stockholder Entities’ ownership of shares; and the provision of requisite indemnification provided that any indemnification provided by the Stockholder Entities shall be pro rata in proportion with the total number of shares of Common Stock to be sold by all sellers; provided, further, that no Stockholder Entity shall be required to indemnify any Person for an amount, in the aggregate, in excess of the gross proceeds received in such Proposed Sale.

(c) Your pro rata share of any amount to be paid pursuant to Paragraph 3 or 7(b) shall be based upon the number of shares of Common Stock intended to be transferred by the Stockholder Entities plus the number of shares of Common Stock you would have the right to acquire under any unexercised portion of the Option which is then vested or would become vested as a result of the Proposed Sale or Drag Transaction, assuming that you receive a payment in respect of such Option.

(d) Notwithstanding anything to the contrary in the foregoing, if the consideration payable for shares of Common Stock is securities and the acquisition of such securities by a Stockholder Entity would reasonably be expected to be prohibited under U.S., foreign or state securities laws, such Stockholder Entity shall be entitled to receive an amount in cash equal to the value of any such securities such Person would otherwise be entitled to receive.

8. The obligations of the Sponsor Investor hereunder shall extend only to you and your transferees (“Permitted Transferees”) who (a) are Other Stockholders, (b) are party to a Stockholder’s Agreement with the Company and (c) have acquired Common Stock pursuant to a Permitted Transfer, and none of the Stockholder Entities’ successors or assigns, with the exception of any Permitted Transferee and only with respect to the Common Stock acquired by such Permitted Transferee pursuant to a Permitted Transfer, shall have any rights pursuant hereto.

9. This Agreement shall terminate and be of no further force and effect on the occurrence of the earlier of (i) the consummation of an Initial Public Offering or (ii) such time following a Change of Control as the Sponsor Investor, the Sponsors and their Affiliates cease to own, directly or indirectly, at least 20% of the outstanding shares of Common Stock on a fully-diluted basis.

10. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to such party’s address as set forth below or at such other address or to such other person as the party shall have furnished to each other party in writing in accordance with this provision:

if to the Sponsor Investor, at the following address:

Samson Aggregator L.P.

c/o Kohlberg Kravis Roberts & Co. L.P.

9 West 57th St., Suite 4200

New York, New York 10019

Attention: Jonathan Smidt

Facsimile: (212) 750-0003

with copies (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Andrew W. Smith

Facsimile: (212) 455-2502

and

Simpson Thacher & Bartlett LLP

909 Fannin Street, Suite 1475

Houston, Texas 77010

Attention: Andrew T. Calder

Facsimile: (713) 821-5602;

If to you, at the address set forth on the corresponding signature page hereto;

If to your Stockholder Estate or Stockholder Trust, to the address provided to the Company by such entity.

11. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement. In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be treated as if it were a controversy under your employment agreement, but if you are not a party to any such employment agreement at the time of such dispute, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator. Such arbitration process shall take place in Tulsa, OK. The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof. Each party shall bear its own legal fees and expenses, unless otherwise determined by the arbitrator. Each party hereto hereby irrevocably waives any right that it may have had to bring an action in any court, domestic or foreign, or before any similar domestic or foreign authority with respect to this Agreement.

12. This Agreement may be executed in counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

13. It is the understanding of the undersigned that you are aware that no Proposed Sale is contemplated and that such a sale may never occur.

14. This Agreement may be amended by the Sponsor Investor at any time upon notice to you thereof; provided that any amendment (i) that materially disadvantages you shall not be effective unless and until you have consented thereto in writing and (ii) that disadvantages you in more than a de minimis way but less than a material way shall require the consent of a majority of the members of Samson’s Executive Team, consisting of the Chief Executive Officer, the Chief Operating Officer, and the Chief Financial Officer, or, in the absence of any such Officer, the highest ranking Vice President of Samson performing the duties of any such Officer at the time of such amendment.

15. “Other Stockholders” shall mean, collectively, all individuals who are a party to any Other Stockholder’s Agreements.

16. “Other Stockholder’s Agreements” shall mean all Stockholder’s Agreements, which concurrently with the execution hereof or in the future will be entered into between the Company and other individuals who are or will be employees of the Company Group.

17. “Stockholder Estate” shall mean your conservators, guardians, executors, administrators, testamentary trustees, legatees or beneficiaries.

18. “Stockholder Trust” shall mean a partnership, limited liability company, corporation, trust, private foundation or custodianship, the beneficiaries of which may include only you, your spouse (or ex-spouse) or your lineal descendants (including adopted) or, if at any time after any such transfer there shall be no then living spouse or lineal descendants, then to the ultimate beneficiaries of any such trust or to the estate of a deceased beneficiary.

19. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Stockholder’s Agreement to which you are a party.

[Signatures on following pages]

If the foregoing accurately sets forth our agreement, please acknowledge your acceptance thereof in the space provided below for that purpose.

Very truly yours, SAMSON AGGREGATOR L.P.

By:	Samson Aggregator GP LLC, its general partner

By:
Name:	Jonathan Smidt
Title:	President

[Signature Page to Sale Participation Agreement]

Accepted and agreed this                          day of

                     2014.

Name:

[Signature Page to Sale Participation Agreement]